Exhibit 1

Westpac 2008 Interim Results 1 May 2008

Westpac 2008 Interim Results Gail Kelly Chief Executive Officer

Agenda • Overview of current market conditions • Summary of performance • Result details • First impressions and strategic priorities Westpac 2008 interim results 3

A changed environment • Higher funding costs • Decline in equity markets • Increased market volatility • Moderation in risk appetite • Current credit cycle accelerated by changed environment Westpac 2008 interim results 4

Westpac is well placed • Strongly positioned leading into changed environment • Timely and coordinated response • Robust risk management with a depth of management experience • Actively supporting customers Westpac 2008 interim results 5

Funding and liquidity • Proactively managed funding requirements: - Access to markets maintained - Excellent investor relationships - Strong funding profile - Over 80% of 2008 term funding plan complete • Very strong liquidity position Westpac 2008 interim results 6

Credit risk remains a key focus • Additional economic overlay provision in FY07 and 1H08 • Extensive reviews of certain sectors including: - Property - Infrastructure - Securitisation - Margin lending - Highly leveraged companies • Supporting existing customers a priority Westpac 2008 interim results 7

Robust performance despite challenging conditions 34% $2,202m NPAT 11bps 30bps Impairment charge to average loans 12% $5,430m Revenue (cash basis) 150bps 44.4% Cost to income ratio (cash basis) 10% $1,839m Cash earnings 8% 98.2c Cash EPS 11% 90bps 22.7% Cash ROE 70c Fully franked dividend Change 1H07 – 1H08 Westpac 2008 interim results 8

All business units positioned well Continuing the turnaround with good growth 12%1 New Zealand Adverse market movements impacting earnings 10% BT Financial Group Strong earnings offset by higher impairment charges 6% Westpac Institutional Bank Prior investment delivering 13% Business Financial Services Growth restrained by higher funding costs and RAMS acquisition 10% Consumer Financial Services Cash earnings % growth 1. In NZ$ Westpac 2008 interim results 9

Maintaining consistent dividend path • Dividends up 11% • Pay-out ratio of 71%, maintained around recent levels • Solid capital position under Basel II • DRP satisfied by new share issuance Dividends per share (cents) 34 36 38 40 42 44 49 51 56 60 63 68 70 0 10 20 30 40 50 60 70 80 1H02 2H02 1H03 2H03 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 5 year CAGR 13% Westpac 2008 interim results 10

Westpac 2008 Interim Results Phil Coffey Chief Financial Officer

Result discussion and analysis • 1H08 performance • Analysis of key earnings components • Credit quality and impairment charges • Funding • Basel II and implications for capital • Forward considerations Westpac 2008 interim results 12

Robust result in current conditions • Reported NPAT up 34%, including significant asset sales • Cash earnings up 10% • Strong revenue growth, up 12% • Higher impairment charges • Operating environment impacted composition of the result Cash earnings movement 1H07 – 1H08 ($m) 1,839 (28) (201) (180) 570 1,678 1,000 1,250 1,500 1,750 2,000 2,250 2,500 1H07 Revenue Expenses Impairment charges Tax & Minority interests 1H08 10% Westpac 2008 interim results 13

Earnings over prior period relatively flat • Sound revenue growth, up 4% • Three significant headwinds in the half: - Higher cost of funds $115m - Lower BTFG revenue $34m - Higher impairments $183m 1,000 1,250 1,500 1,750 2,000 2,250 2H07 Revenue Expenses Impairment charges Tax & Minority interests 1H08 Cash earnings movement 2H07 – 1H08 ($m) 1,839 84 (183) (95) 204 1,829 Westpac 2008 interim results 1% 14

Revenue growth mix reflects market conditions • Strong revenue growth - different mix • Net interest income up 12% - Average interest earning assets up 23% - Margin decline (-20bps) impacted by additional liquidity • Modest fee growth: - Solid banking and Specialised Capital Group fees - Lower transaction fees • Wealth impacted by decline in investment markets • Solid markets income Revenue (cash basis $m) 4,000 4,500 5,000 5,500 6,000 Net interest income $377 5,430 8 128 (4) 61 (319) 696 4,860 1H07 Ave Interest Earning Assets Margins Fees & Commissions Wealth Markets Other 1H08 Westpac 2008 interim results 15 12%

Markets and Treasury — managing volatility well • Strong FX and Energy performance • Soft Equities trading performance • Good Debt Markets performance: - Good market sales - Strong credit markets outcome - Lower debt markets trading • Strong Treasury result • Rise in VaR reflects higher market volatility and changing correlations – little change in underlying positions 9.9 142 - 142 1H08 7.1 327 115 -1 213 7.2 8.4 2 Average VaR 1 19 15 Equities 123 - 123 1H07 4.7 253 99 139 103 Total 7 Non-interest income 96 Net interest income 2H07 Treasury revenue ($m) 5.3 Average VaR1 331 Total 82 Debt Markets sales and trading 230 2H07 FX and Energy Markets revenue ($m) 1. VaR at 99% confidence level, 1 day hold period 2. No diversification benefits taken into account in 1H07 Westpac 2008 interim results 16 1H08

Group business unit • Benefiting from a number of management initiatives: - Hedging NZ retail earnings - Resolution of certain tax issues - Sale of Bedford Park operations centre in Adelaide - R&D tax rebates • Additional collective provision for current environment, $31m pre tax GBU cash earnings ($m) 1H07 – 1H08 0 20 40 60 80 100 120 140 160 180 13 32 20 4 17 82 (22) 5 151 1H07 NZD hedges Treasury & Structured Fin R&D tax rebates Group tax provisions Asset sales Collective provision Other 1H08 Westpac 2008 interim results 17

Factors impacting 1H08 margins • Net decline in asset and liability spread/mix down 3bps: - Higher cost of funds and more fixed rate lending -7bps - Increase in deposit spreads 4bps • Treasury down 7bps from impact of higher liquidity, 10bps, offset by hither interest income • WIB movement from change in income recognition +2bps offset by mix impacts -1bp • Total structural1 impacts on margins 8bps 1. Structural impacts include impact of higher liquidity -10bps and change in income recognition in WIB +2bps Group interest margin movement 2H07 – 1H08 (%) 1.8 1.9 2.0 2.1 2.2 (7bps) 4bps (7bps) 2.14 2.05 1bp 2H07 Asset spread/mix Liability spread/mix Treasury WIB, Markets and Other 1H08 Westpac 2008 interim results 18

Expenses up 8% • Employee expenses up 13% reflecting: - More people +4% - Salary increases +7% - RAMS franchise acquisition +$8m • Equipment and occupancy costs higher - Increased branches and business banking centres • Investment focus led to higher expense growth in BFS, 10% and BT, 12% 0 500 1,000 1,500 2,000 2,500 3,000 1H07 2H07 1H08 Other Equipment and occupancy Employee expenses Expense ($m) Westpac 2008 interim results 19

Credit cycle continues to turn • Total stressed exposures increased to 1% of TCE, back to 2003 levels • Gross impaired assets up $416m over prior period, predominantly due to: - Two corporate exposures (migrated from watchlist) - One margin loan - A number of smaller business exposures Stressed exposures as a % of TCE 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 2001 2002 2003 2004 2005 2006 2007 1H08 TCE is Total Committed Exposure. Westpac 2008 interim results 20 Watchlist & substandard 90 days past due well secured impaired

Impairment charge increase consistent with environment

Category	$m	Comments
March 2007	232	
Individually assessed		
New individually assessed	184	Two corporate exposures. One impaired margin loan. Additional impaired loans in Business banking and New Zealand consistent with credit cycle
Write-backs and recoveries	(15)	Marginally higher recoveries and write-backs in 2008
Collectively assessed		
Write offs	44	Higher write-offs in cards consistent with portfolio seasoning
New collectively assessed	(49)	Lower new consumer collectively assessed primarily due to lower cards growth compared to 1H07. 1H07 also included additional collective provision in the Pacific of $12m
	6	Within WIB, one institutional downgrade, partly offset by 2 exposures migrating to individually assessed provision and compositional changes
Additional provision	31	Additional provisions in consideration of current environment
March 2008	433	

21 Westpac 2008 interim results
Westpac

Impairments higher – solid coverage • Impairment charges to average loans higher, at 30bps • Solid provision coverage against impaired assets • Total collectively assessed provisions also strong – up 17% on 1H07 • Further $31m addition to economic provision, now $213m in total 0 10 20 30 40 2000 2001 2002 2003 2004 2005 2006 2007 1H08 32 33 31 23 19 22 23 35 17 AGAAP A-IFRS Ratio adjusted for the reclassification of interest 1H07 1H08 2H07 Total provisions to gross loans 63bps 100bps 92bps Total provisions to RWA (Basel II) 83bps 84bps CAP to RWA (Basel II) 63bps 62bps na na Impairment provisions to impaired assets 49bps 49bps 44bps Westpac 2008 interim results 22 Impairment changes to average loans (bps) 17, 19, 30

Healthy funding and liquidity position • Well ahead on FY08 term funding plan – $25bn completed to date • Strong funding profile: - Lengthened short term duration from 71 days (Sep 07) to 92 days (Mar 08) - Duration of new term issuance 2.8 yrs • Lower term funding requirement in FY09 ~A$20bn to $25bn • Very strong liquidity position: - $34bn in liquidity, more than double normal levels - Additional innovative $10.6bn internal securitisation Funding composition1 (%) Securitisation 2% Maturing >12mths 14% Maturing 6-12mths 7% Maturing <6mths 25% Customer deposits 52% 1. Represents % of the funded balance sheet. Wholesale term funding maturity profile at 31 Mar 08 ($bn) 0 2 4 6 8 10 12 1 to 2 yrs 2 to 3 yrs 3 to 4 yrs 4 to 5 yrs 5+ yrs Westpac 2008 interim results 23

Well capitalised under Basel II • Transition to Basel II leads to a significant rise in capital ratios • Sources of that change: - 26% reduction in risk weighted assets, adding 209bps to Tier 1 - Changes in capital deductions reducing Tier 1 by 9%, or 62bps Tier 1 Capital – transition from Basel I to Basel II (%) 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 8.02% (2bps) (13bps) (18bps) (29bps) 209bps 6.55% Sep-07 (Basel I) Basel Transition RWA A-IFRS transition relief Tangible invest in non-consol subs Basel II expected loss less provisions Securitisation Sep-07 (Basel II) proforma Westpac 2008 interim results 24

Strong Tier 1 capital and additional hybrid capacity • Strong earnings growth and net divestments / acquisitions adding over 100bps to Tier 1 ratio over the half • Offset by: - Dividends, 69bps - Redemption of FIRsTS (hybrid) in December 2007 - Business application, of 87bps • Strong ACE ratio at 5.98% • Total Regulatory Capital ratio >10% • Significant hybrid capacity remains Tier 1 Capital 2H07 to 1H08 (Basel II) (%) 6.0 6.5 7.0 7.5 8.0 8.5 9.0 9.5 8.02% 99bps(69bps) (87bps) 13bps(34bps) 12bps 2bps 7.38% Sep-07 (Basel II) Cash Earnings Dividends Business Application Capital Issued Hybrid Redemption RAMS / BTIM / Visa Other Mar-08 (Basel II) Westpac 2008 interim results 25

Implications for capital management • Basel II demonstrates Westpac is well positioned • No immediate need for additional capital, given: - Strong capital levels and shape of portfolio - Utilised hybrid capacity 18% vs cap of 25% - Asset growth is expected to ease through the remainder of 2008 - Basel II reduces the capital intensity of new growth. For example, for every $1 lent for a consumer mortgage, the additional capital required equates to: - Basel I 4.0 cents - Basel II 1.4 cents • Given market volatility and the current environment, we believe it is appropriate to maintain higher capital ratios Westpac 2008 interim results 26

2H08 considerations • Tougher operating conditions to continue in 2H08: - Funding costs to trend higher as term funding matures and is replaced - Pipeline of new business beginning to slow - Impairment charges likely to remain higher - Not expecting another major equity market correction • Our response: - Continued risk diligence, keeping ahead of the curve - Further strengthen deposit gathering - Harder look at productivity initiatives Westpac 2008 interim results 27

Summing up • Robust result in the current conditions • Strong revenue growth maintaining recent trends • Market conditions, and our response, are clearly reflected in earnings • Asset quality remains strong, with higher provisions • Very strong funding, liquidity and capital • Heading into 2H08 well positioned Westpac 2008 interim results 28

Westpac 2008 Interim Results Gail Kelly Chief Executive Officer

Early observations Customer People • Exceptional customer base • Limited segmentation • Strong but underleveraged brand • No.1 in Institutional Banking • “Middle of the pack” customer service in retail and business banking • Strong business units operating independently • High level of engagement, enthusiasm for change • Great place to work • Deep skills and experience Westpac 2008 interim results 30

Early observations … continued Distribution Products Operations Risk and financial management Sustainability • Undervalued • Sub-par systems / tools / support, particularly in retail • Growing strength in business banking • Exceptional strength in wrap, super and payments • Designed to support products rather than customers • Strong risk culture • Robust planning and financial systems • A real strength, compelling position Westpac 2008 interim results 31

Strategic priority areas Customer • Drive a strong customer culture • Develop and implement compelling customer segment strategies integrating banking and wealth • Significantly improve customer experience People • Strengthen capabilities and depth of talent particularly in distribution businesses • Strengthen collaboration and teamwork • Encourage boldness, promote achievement Westpac 2008 interim results 32

Strategic priority areas … continued Distribution • Establish and drive locally empowered businesses • Continue to invest in Business Banking and Wealth Operations & Investment • Focus on being easier to deal with • Transform service delivery, redesigning processes end-to-end • Invest to increase the reliability and consistency of services • Focus on driving productivity, eliminating duplication to provide headroom for additional investment Sustainability • Embed in all elements of the business • Continue to develop risk management as a competitive advantage Westpac 2008 interim results 33

Next steps – clear plans underway • Long range strategic planning process underway • Specific streams of work commenced. Executive Officer accountability for each stream in place, with teams being mobilised • Financial pathway and business cases to fund new investment have commenced - including utilising Visa IPO and BTIM proceeds • Further detail to be provided later this year Westpac 2008 interim results 34

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This presentation contains statements that constitute “forward-looking statements” within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition, including, without limitation, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled ‘Risk factors,’ ‘Competition’ and ‘Risk management’ in Westpac’s 2007 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2008 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Westpac 2008 interim results 35